UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2015

DIODES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	002-25577	95-2039518
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4949 Hedgcoxe Road, Suite 200 Plano, Texas		75024
(Address of principal executive offices)		(Zip Code)

(972) 987-3900

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

During the conference call on September 3, 2015 to discuss the announcement (the “Announcement”) by Diodes Incorporated (the “Company” or “Diodes”) that the Company had entered into the Agreement and Plan of Merger with Pericom Semiconductor Corporation  (“Pericom”),  Dr. Keh-Shew Lu, Diodes’ President and Chief Executive Officer, Rick White, Diodes’ Chief Financial Officer, Mark King, Diodes’ Senior Vice President of Sales and Marketing, Julie Holland, Diodes' Vice President of Worldwide Analog Products, Laura Mehrl, Diodes’ Director of Investor Relations, and Alex Hui, Pericom’s President and Chief Executive Officer responded to questions posed during the conference call at the end of the prepared remarks.  A copy of the transcript from such question and answer session is attached as Exhibit 99.1 to this Report. The conference call and the Announcement were previously reported by the Company in a Current Report on Form 8-K filed with the SEC on September 3, 2015.

In connection with the Announcement the Company and Pericom distributed the letters attached hereto as Exhibit 99.2, Exhibit 99.3 and Exhibit 99.4 to selected customers, suppliers and channel partners, respectively.

Additional Information and Where to Find It

Pericom intends to file a proxy statement in connection with the merger. Investors and security holders are urged to read the proxy statement when it becomes available because it will contain important information about the transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, security holders will be able to obtain free copies of these documents (when they are available) from Pericom by contacting Pericom’s Investor Relations by telephone at (408) 232-9100, or by mail to Investor Relations Department, Pericom Semiconductor Corporation, 1545 Barber Lane, Milpitas, California 95035 or by going to Pericom’s Investor Relations page on its corporate website at www.pericom.com. Diodes, Pericom and their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Pericom in connection with the merger. Information regarding the special interest of these directors and executive officers in the transaction will be included in the proxy statement described above. Additional information regarding the directors and executive officers of Pericom is also included in Pericom’s proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on October 16, 2014. Additional information regarding the directors and executive officers of Diodes is also included in Diodes’ proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on April 16, 2015. These documents are available free of charge at the SEC’s website at www.sec.gov and as described above.

Forward-Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth in this Report or the documents attached hereto that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such statements include statements as to: the expected benefits of the acquisition, including the expected benefits to shareholders, customers, suppliers and channel partners; the efficiencies, cost savings, revenues, and enhanced product offerings, market position, and design and manufacturing capabilities of Diodes and Pericom after the acquisition, the expected cost savings through synergies of the combined company, the expected changes in product offerings, expected gross margins, expected manufacturing strategy of the combined company, Diodes expected future M&A strategy, expectations regarding the accretion resulting from the transaction, expected sources of funding the transaction; and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” “will” and similar expressions. Potential risks and uncertainties include, but are not limited to, such factors as: the possibility that the transaction may not be consummated, including as a result of any of the conditions precedent; the risk of superior acquisition proposal from other parties; the risk of Diodes being unable to obtain sufficient financing from lenders to complete the acquisition; the risk of global market downturn conditions and volatilities impacting the completion of the acquisition or the funding; the risk that Pericom’s business will not be integrated successfully into Diodes’; the risk that the expected benefits of the acquisition may not be realized, including the expected benefits to shareholders, customers, suppliers and channel partners; difficulties coordinating Diodes’ and Pericom’s new product and process development, unexpected manufacturing difficulties or delays at one or more manufacturing facilities, unanticipated costs of the transaction, and the impact of competition and other risk factors relating to our industry and business as detailed from time to time in Diodes’ and Pericom’s filings with the SEC.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this transcript. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Question and answer transcript dated September 3, 2015
99.2	Letter to customers from Diodes Incorporated and Pericom Semiconductor Corporation
99.3	Letter to suppliers from Diodes Incorporated and Pericom Semiconductor Corporation.
99.4	Letter to channel partners from Diodes Incorporated and Pericom Semiconductor Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIODES INCORPORATED

Date: September 10, 2015	By	/s/ Richard D. White
Richard D. White,
Chief Financial Officer